UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Iem 8.01  Other Events.

The First Marblehead Corporation (the “Corporation”) has settled its dispute with The Education Resources Institute, Inc. (“TERI”) relating to certain historical loan data (the “Dispute”).  On November 27, 2012, the Corporation, First Marblehead Education Resources Inc. (“FMER”), GSS Data Services, Inc. (f/k/a First Marblehead Data Services, Inc.) (together with the Corporation and FMER, the “FMD Parties”) and TERI filed a joint motion to dismiss the litigation pending in the United States Court of Appeals for the First Circuit (the “Court of Appeals”) relating to the Dispute.

Background

In November 2010, following the confirmation of its plan of reorganization (the “TERI Plan of Reorganization”), TERI filed with the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”), a Motion for Interpretation of Order, effectively requesting the Bankruptcy Court to rule that certain contractual restrictions on TERI’s rights had lapsed with respect to certain historical loan data.  In general, the contractual restrictions limited TERI to using or disclosing that loan data in connection with education loan guaranty programs offered and guaranteed by TERI.  In December 2010, the Bankruptcy Court issued an order with respect to the Dispute (the “Bankruptcy Court Order”), in response to TERI’s motion.  The Bankruptcy Court Order stated that an earlier order issued by the Bankruptcy Court in June 2008 was not intended to extend restrictions applicable to TERI beyond two years following the termination by TERI of the 2001 database sale and supplementation agreement among TERI, the Corporation and FMER (the “2001 Agreement”).  TERI rejected the 2001 Agreement effective as of May 31, 2008.

In December 2010, the FMD Parties filed a notice of appeal of the Bankruptcy Court Order and an election to have the appeal heard in the United States District Court for the District of Massachusetts (the “District Court”).  In December 2011, the District Court issued an order (the “District Court Order”) affirming the Bankruptcy Court Order.

In January 2012, the FMD Parties filed a notice of appeal of the District Court Order with the Court of Appeals (the “Appeal”).  In February 2012, the FMD Parties filed their opening brief with the Court of Appeals.  In May 2012, TERI responded to the FMD Parties’ opening brief by filing a motion to dismiss the Appeal on mootness grounds.  The FMD Parties filed an opposition to that motion in May 2012.  In September 2012, the Court of Appeals denied TERI’s motion to dismiss.  In October 2012, TERI filed its opening brief with the Court of Appeals and filed a motion to dismiss the Appeal on mootness grounds.  In November 2012, the FMD Parties filed their reply brief with the Court of Appeals.

Settlement Agreement

On April 10, 2012, the FMD Parties and TERI entered into a settlement agreement (the “Agreement”) relating to the Dispute.  On November 26, 2012, the FMD Parties and TERI entered in an amendment to the Agreement (as amended, the “Settlement Agreement”).

The Settlement Agreement includes representations, warranties and covenants from TERI with regard to the use and disclosure of the Disputed Data (as defined in the Settlement Agreement) and provided for the destruction by TERI of the Disputed Data in exchange for a cash payment to TERI by the Corporation.  The consideration paid pursuant to the Settlement Agreement is not material to the Corporation from a financial perspective.

The Settlement Agreement includes the following provisions, among others:

•
Representations by TERI that the Disputed Data has been permanently and completely destroyed and/or erased, except for any Disputed Data in the possession of the plan trust in connection with its obligations under the TERI Plan of Reorganization or other specified individuals;

•
Representations by TERI that, except for any sale, assignment, transfer, license or sublicense to any FMD Party and other specified individuals, (i) neither TERI nor any of its representatives has sold, assigned, transferred, licensed, sublicensed or otherwise transferred or made available any of TERI’s right, title or interest in the Disputed Data to any third party or otherwise and (ii) no third party has any right, title or interest in, or any license or right to use, the Disputed Data;

•
Representations by TERI that from and after June 1, 2008, TERI has not disclosed or otherwise made available to any third party any copy, reproduction, embodiment or other version (whether in electronic, human or machine readable or executable form, or any other format) of the Disputed Data, except to specified individuals;

•
Representations by TERI that all times since May 30, 2008, (i) TERI has used the Disputed Data only for its own use for purposes of designing, underwriting, implementing, evaluating and managing education loan guarantee programs offered and guaranteed by TERI (the “Retained Uses”) and in formulating the TERI Plan of Reorganization (the “Bankruptcy Uses”), (ii) TERI has not disclosed Disputed Data except in furtherance of the Retained Uses or the Bankruptcy Uses and (iii) except as disclosed in the Settlement Agreement, any disclosure by TERI of Disputed Data was subject to a written confidentiality agreement pursuant to which the receiving party agreed not to use the Disputed Data disclosed by TERI except in support of the Retained Uses or the Bankruptcy Uses and not to re-disclose such data except as required by law;

•	The grant by TERI to the Corporation of an exclusive, transferable, fully paid, perpetual and royalty-free license to use the Disputed Data to the maximum extent permitted by applicable law;

•
Payment of the cash settlement amount by the Corporation upon satisfaction of certain conditions set forth in the Settlement Agreement, including delivery of certificates to the FMD Parties by an independent third party vendor certifying the destruction of Disputed Data (i) on certain computers and servers owned by TERI and (ii) backed-up pursuant to TERI’s information technology system;

•	Rights for the Corporation to conduct an audit (the “Audit”) of certain equipment owned by TERI to confirm that absence of any Disputed Data on such equipment; and

•
Filing of a joint notice of dismissal of the Appeal no later than the first business day following the date on which the Corporation confirmed in writing that the Audit had been completed to its satisfaction.

The term “Disputed Data” is defined in the Settlement Agreement to mean, collectively, any and all data obtained, generated recorded or otherwise received by TERI in connection with its business as a loan guarantor (the “Loan Database”), the de-identified database created as a derivative of the Loan Database pursuant to the 2001 Agreement (the “Delivered Database”) and the data transferred from FMER to TERI pursuant to the transition services agreement dated as of May 30, 2008 among TERI, the Corporation and FMER (together with the Loan Database and the Delivered Database, the “Disputed Databases”) and any of the following, individually or collectively, that (i) has not been publicly disclosed by an FMD Party and (ii) either comprises more than an immaterial portion of any of the Disputed Databases or could enable the reconstruction of more than an immaterial portion of any of the Disputed Databases: (A) any information or data in the possession, custody or control of TERI or its representatives, (B) any and all copies, reproductions (in any form), embodiments or versions of any information or data in the possession, custody or control of TERI or its representatives, and (C) any notes, analyses, compilations, abstracts, studies, interpretations, memoranda or other documents prepared by TERI or its representatives that contain, reflect or are based upon, in whole or in part, any information or data contained in any of the Disputed Databases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 27, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer